UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2021

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	90-1112566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Broadway, Floor 11

New York, New York 10018

(Address of principal executive offices) (zip code)

(855) 524-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Board of Directors (the “Board”) of Vroom, Inc. (the “Company”) has named Thomas Shortt as Chief Operating Officer, effective as of January 3, 2022 (the “commencement date”).

Mr. Shortt, 53, most recently served as Senior Vice President at Walmart, Inc., where he developed a comprehensive ecommerce supply chain strategy and led improvements through advanced analytics, processes, and systems. Prior to joining Walmart, Inc., Mr. Shortt held senior leadership roles overseeing supply chain, fulfillment and logistics, with an emphasis on change management and business transformation, at Home Depot, ACCO Brands, Unisource, Fisher Scientific and Office Depot. He holds a bachelor’s degree in Accounting from the University of Akron.

In connection with Mr. Shortt’s appointment, effective as of January 3, 2022, Mark Roszkowski, currently the Company’s Chief Revenue Officer, will assume a new role leading strategy for the broader organization, in addition to his responsibility for value-added products and all financing, as Chief Strategy Officer and General Manager of Vroom Financial Services.

Chief Operating Officer Compensation Arrangements

In connection with Mr. Shortt’s appointment as Chief Operating Officer, the Company and Mr. Shortt entered into an offer letter setting forth the terms and conditions of his employment. In consideration for his service, Mr. Shortt will receive an annual base salary of $650,000 and will be eligible for an annual cash incentive with a target opportunity equal to 75% of his annual base salary, pro-rated for partial years of service. In connection with his hire, Mr. Shortt will receive an initial restricted stock unit grant with a grant date fair value of $3,000,000, subject to ratable vesting on the first three anniversaries of the grant date, in lieu of an annual equity award grant for 2022. Commencing in 2023, Mr. Shortt will be eligible to receive annual equity awards in the amounts and on such terms as are determined by the Compensation Committee of the Board.

Mr. Shortt will receive a one-time cash payment equal to $1,600,000 on the first administratively practical payroll date following the commencement date, $300,000 of which will be subject to repayment to the Company if he voluntarily terminates his employment with the Company without good reason or his employment with the Company is terminated for cause prior to the first anniversary of the commencement date.

Mr. Shortt will also be eligible to participate in the Company’s broad-based employee benefits programs and the Company’s Executive Severance Plan.

Mr. Shortt has entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects him to certain restrictive covenants, including confidentiality and one-year post-employment restrictions on competition and solicitation of employees, vendors and customers of the Company.

The foregoing description of the terms and conditions of the letter agreement with Mr. Shortt does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the press release issued by the Company on December 16, 2021, is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Letter Agreement, dated as of December 15, 2021, by and between Thomas Shortt and Vroom, Inc.

99.1	Press Release, dated as of December 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Vroom, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vroom, Inc.

Date: December 16, 2021	By:	/s/ Robert R. Krakowiak
Robert R. Krakowiak
Chief Financial Officer